UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 12, 2025

ESS TECH, INC.

(Exact name of registrant as specified in charter)

Delaware	001-39525	98-1550150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

26440 SW Parkway Ave., Bldg. 83 Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip code)
(855) 423-9920
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GWH	The New York Stock Exchange
Warrants, each fifteen warrants exercisable for one share of common stock at an exercise price of $172.50	GWH.W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Operating Officer
The Board of Directors of ESS Tech, Inc. (the “Company”) has appointed Jigish Trivedi, 53, as Chief Operating Officer and principal operating officer of the Company effective August 18, 2025. Prior to joining the Company, Mr. Trivedi was Senior Vice President, Operations & Global Supply Chain at Electric Hydrogen Co. from April 2021 until August 2025 and Senior Director, Technology & Product Strategy at Micron Technology from May 2020 until April 2021. Mr. Trivedi also held senior leadership positions related to product technology, strategy and process development, and manufacturing and supply chain at Micron Technology and First Solar, Inc. Mr. Trivedi holds a Master of Science and B.S. in Electrical Engineering in addition to an MBA.
There are no arrangements or understandings between Mr. Trivedi and any other person pursuant to which he was appointed Chief Operating Officer. Mr. Trivedi does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Mr. Trivedi has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Exchange Act.
The Company and Mr. Trivedi entered into an Employment Agreement on August 12, 2025 with a commencement date of August 18, 2025 (the “Employment Agreement”), pursuant to which the Company agreed to provide Mr. Trivedi with the following compensation for his service as Chief Operating Officer: (i) an initial annual base salary of $375,000; (ii) an annual target bonus of up to 75% of his base salary, which annual bonus earned with respect to 2025 will be prorated based on the number of days Mr. Trivedi is employed by the Company during calendar year 2025; and (iii) 275,000 restricted stock units under the 2021 Equity Incentive Plan (the “RSUs”). The RSUs will vest 25% on the first anniversary of the date of grant and thereafter in equal amounts on a quarterly basis over the three-year period starting with the first anniversary of the date of grant.
Under the Employment Agreement, upon a termination of Mr. Trivedi’s employment by the Company without “cause” (as such term is defined in the Employment Agreement), Mr. Trivedi will receive: (i) 100% of his then-current base salary, payable in substantially equal installments over the six-month period following his termination; and (ii) accelerated vesting of any portion of the RSUs that would have vested during the twelve-month period following the date of termination, had Mr. Trivedi remained employed through such date.
The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which the Company plans to file as an exhibit to the Company’s Quarterly Report on Form 10‑Q for the quarter ending September 30, 2025.
In addition, Mr. Trivedi will enter into the Company’s standard form of indemnification agreement for officers and directors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: August 18, 2025

ESS TECH, INC.

By:	/s/ Kelly F. Goodman
Name:	Kelly F. Goodman
Title:	Interim Chief Executive Officer